Exhibit 99.1

News Release

Amkor Technology Appoints Steve Kelley President and CEO

CHANDLER, Ariz. – April 30, 2013 - Amkor Technology, Inc. (NASDAQ: AMKR) today announced that Stephen D. Kelley has been appointed to serve as President and Chief Executive Officer and as a director of the Company, effective May 8, 2013. Mr. Kelley succeeds Ken Joyce, who previously announced his intention to retire. Mr. Kelley’s appointment follows a comprehensive, six month search process conducted by the Board of Directors with the professional assistance of a global executive recruiting firm.

“We have been investing significant resources in the key packaging and test technologies that support the rapidly growing market for smartphones and tablets, and today we are well-positioned to take advantage of significant growth opportunities in mobile communications and our other end markets,” said James J. Kim, Amkor’s executive chairman of the board of directors. “Steve Kelley has a wealth of experience helping major global semiconductor companies grow revenues and increase profitability. With his strong record of success, deep customer knowledge and great drive, Steve is the ideal CEO to lead Amkor.”

Most recently, Mr. Kelley served as Chief Executive Officer of Scio Diamond Technology Corporation, an industrial diamond technology company, and as a senior advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GLOBALFOUNDRIES, a full service semiconductor foundry. Mr. Kelley, 50, has more than 25 years of experience in the global semiconductor industry, including as Executive Vice President and Chief Operating Officer of Cree, Inc. from 2008 to 2011, as Vice President/General Manager - Display, Standard Logic, Linear and Military Businesses at Texas Instruments, Inc. from 2003 to 2008, in various positions with Philips Semiconductors from 1993 to 2003 including Senior Vice President and General Manager, and in various positions with National Semiconductor Corporation and Motorola Semiconductor. Mr. Kelley holds a B.S. in Chemical Engineering from Massachusetts Institute of Technology and a J.D. from Santa Clara University.

“I’m very excited to join the Amkor team,” said Mr. Kelley. “Throughout its history, Amkor has been a pioneer and technology leader, and I look forward to the opportunity to build on that success.”

Mr. Kim also commented on the retirement of Mr. Joyce, “Ken has had a remarkable career, including over 15 years of service to Amkor. Today Amkor is well-positioned for success with industry-leading technology in our key end markets, and the entire Board of Directors joins me in thanking Ken for helping to lead us here. We are fortunate that Ken has agreed to be available to work with Steve over the coming months to ensure a smooth transition.”

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company’s filings with the Securities and Exchange Commission and at Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the growth of smartphones and tablets, Amkor’s investments, growth opportunities in mobile communications and other markets, and future success. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements are discussed in Amkor’s Annual Report on Form 10-K for the year ended December 31, 2012, and in its subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contacts:

Amkor Technology, Inc.

Joanne Solomon

Executive Vice President & Chief Financial Officer

480-786-7878

joanne.solomon@amkor.com

Greg Johnson

Senior Director, Corporate Communications

480-786-7594

greg.johnson@amkor.com